Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Nuvve Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share
	Equity	Preferred Stock, par value $0.0001 per share
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$300,000,000	0.00015310	$45,930.00	(3)
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$300,000,000		$45,930.00
	Total Fees Previously Paid							—
	Total Fee Offsets							4,712.62	(4)
	Net Fee Due							$41,217.38	(4)

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act, the proposed maximum aggregate offering price per class of security is omitted, the security type “Unallocated (Universal) Shelf” is included and the maximum aggregate offering price for all of the classes of securities is provided on a combined basis.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

(4)	On April 25, 2022, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), declared effective on May 5, 2022 (File No. 333-264462) (the “2022Registration Statement”), registering the issuance of up to $100,000,000 of common stock, preferred stock, debt securities, warrants and units (the “2022 Securities”). A filing fee of $9,270.00 with respect to an aggregate of $100,000,000 of the 2022 Securities was paid in connection with the filing of the 2022 Registration Statement. Pursuant to the 2022 Registration Statement, the registrant brought down a total of $74,162,800 of the 2022 Securities, which equates to an associated registration fee of $4,557.38. Accordingly, the unused registration fee paid in connection with the 2022 Registration Statement and the 2022 Securities is $4,712.62.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $300,000,000 of securities being registered hereby in the amount of $45,930.00 is offset by $4,712.62 in registration fees previously paid by the registrant with respect to the 2022 Securities that were registered but not issued pursuant to the 2022 Registration Statement. Concurrently with the filing of this registration statement, any offering of the unsold 2022 Securities pursuant to the 2022 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuvve Holding Corp.	S-3	333-264462	4/25/2022		$4,712.62	Unallocated (Universal) Shelf	—	N/A
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		5/5/2022						2,317.50	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		7/28/2022						1,297.80	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		1/31/2023						2,317.50	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		2/17/2023						46.35	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		4/14/2023						370.80	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		4/17/2023						92.70	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		6/6/2023						92.42	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		10/19/2023						92.70	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		10/26/2023						191.51	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		2/6/2025						25.79	(1)
Fee Offset Sources	Nuvve Holding Corp.	S-3	333-264462		2/11/2025						29.81	(1)

(1)	See Note (4) under Table 1 above.